Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-234028, 333-235323 and 333-260359) and on Form S-8 (Nos. 333-194638, 333-194637, 333-180323, 333-165839, and 333-154416) of AerCap Holdings N.V. of our report dated March 2, 2021 relating to the financial statements, which appears in this Form 20-F.

Dublin, Ireland, March 30, 2022
PricewaterhouseCoopers

/s/ PricewaterhouseCoopers Dublin, Ireland
March 30, 2022

Dublin, Ireland, March 30, 2022
PricewaterhouseCoopers

/s/ PricewaterhouseCoopers